Exhibit 2.(v)


                      AGREEMENT TO FURNISH
                     SCHEDULES AND EXHIBITS




     The schedules and exhibits to the Asset Purchase Agreement are not filed as part of Exhibit 2 to the Form 8-K, dated August 13, 1997. Pursuant to Reg. 229.601(b)(2), the Company agrees to furnish supplementally a copy of such schedule or exhibit to the Commission upon request.

Dated:  August 28, 1997

                                By:  William L. Johnson
                                     President